CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 62 to Registration Statement No. 2-80751 on Form N-1A of our reports as dated below relating to the financial statements and financial highlights of the Portfolios listed below, each a Portfolio of Metropolitan Series Fund, Inc. (the “Fund”), appearing in the Annual Reports on Form N-CSR of the Fund, for the year ended December 31, 2011.

Fund Name	Report Date
Baillie Gifford International Stock Portfolio	February 23, 2012
BlackRock Aggressive Growth Portfolio	February 23, 2012
BlackRock Large Cap Value Portfolio	February 23, 2012
BlackRock Legacy Large Cap Growth Portfolio	February 23, 2012
Davis Venture Value Portfolio	February 23, 2012
FI Value Leaders Portfolio	February 23, 2012
Jennison Growth Portfolio	February 23, 2012
Loomis Sayles Small Cap Core Portfolio	February 23, 2012
Loomis Sayles Small Cap Growth Portfolio	February 23, 2012
Met/Artisan Mid Cap Value Portfolio	February 23, 2012
MFS Value Portfolio	February 23, 2012
Oppenheimer Global Equity Portfolio	February 23, 2012
Neuberger Berman Genesis Portfolio	February 23, 2012
T. Rowe Price Small Cap Growth Portfolio	February 23, 2012
T. Rowe Price Large Cap Growth Portfolio	February 23, 2012
Van Eck Global Natural Resources Portfolio	February 23, 2012
Barclays Capital Aggregate Bond Index Portfolio	February 28, 2012
BlackRock Bond Income Portfolio	February 28, 2012
BlackRock Diversified Portfolio	February 28, 2012
BlackRock Money Market Portfolio	February 28, 2012
Met/Dimensional International Small Company Portfolio	February 28, 2012
MetLife Conservative Allocation Portfolio	February 28, 2012
MetLife Conservative to Moderate Allocation Portfolio	February 28, 2012
MetLife Mid Cap Stock Index Portfolio	February 28, 2012
MetLife Moderate Allocation Portfolio	February 28, 2012
MetLife Moderate to Aggressive Allocation Portfolio	February 28, 2012
MetLife Stock Index Portfolio	February 28, 2012
MFS Total Return Portfolio	February 28, 2012
Morgan Stanley EAFE Index Portfolio	February 28, 2012

Russell 2000 Index Portfolio	February 28, 2012
Western Asset Management Strategic Bond Opportunities Portfolio	February 28, 2012
Western Asset Management U.S. Government Portfolio	February 28, 2012
Zenith Equity Portfolio	February 28, 2012

We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 25, 2012